POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS that WH/LVH MANAGERS VOTECO L.L.C. (the "Company") does hereby make, constitute and appoint Teresa Tsai its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY shall remain in full force and effect until revoked in writing by the undersigned.

     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of July 31, 2006.


WH/LVH MANAGERS VOTECO L.L.C.


By:
/s/ Jonathan Langer______
Name: Jonathan Langer
Title:   Member